CONSULTING AGREEMENT

         This Agreement is made and entered into as of March 22, 1999 by and between INFOCAST CORPORATION, a Nevada corporation (the "Company") and Thompson Kernaghan & Co. Limited ("Consultant").

         WHEREAS, the Company is engaged in the business of electronic content delivery and information management, and

         WHEREAS, the Company wishes to engage the services of the Consultant pursuant to the terms of this Agreement, and

         WHEREAS, the Consultant wishes to be engaged by the Company pursuant to the terms hereof, it is

         NOW THEREFORE AGREED AS FOLLOWS:

         1. Engagement of Consultant. The Company does hereby engage the Consultant and the Consultant hereby accepts the engagement, pursuant to the term of this Agreement.

         2. Services. Services to be provided to the Company by the Consultant are set forth on Schedule A hereto ("Services"). The Consultant will devote so much time to the business of the Company as necessary and appropriate in order to provide the Services. It is understood that no minimum number of hours will be required of the Consultant.

         3. Term. The Term of this Agreement shall be for a period of 1 years, commencing on the date hereof.

         4. Compensation. In full compensation for all of Services to be rendered to the Company hereunder, the Company shall issue to the Consultant upon execution of this


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Agreement,  60,000 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock").

         The Consultant represents and warrants that it is acquiring the Shares for its own account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Shares or any part thereof; that it will not transfer the Shares in violation of the securities laws of the United States; that it is familiar with the business operations, management and financial conditions and affairs of the Company. The Consultant further confirms that it has been advised that the Shares have not been registered under the Securities Act of 1933, as amended, and that the Consultant has consulted with and been advised by counsel as to the restrictions on resale to which the Shares will thereby be subject.

         5. Confidentiality. It is acknowledged by the Consultant that in providing its services hereunder the Consultant will be privy to all confidential and proprietary information of the Company The Consultant agrees that it shall hold all information of the Company in its possession which is not publicly disseminated, in confidence and as proprietary to the benefit of the Company. The Consultant shall take such steps as it deems appropriate in order to protect the confidentiality of such information. The Consultant shall not, without the prior written approval of the Company, directly or indirectly, solicit, raid, entice, or induce any person who presently is or shall be, an employee, director or officer of the Company or any of its affiliates to become employed by the Consultant or any of its affiliates.

         6. Full Agreement of Parties. This Agreement shall constitute the full understanding of the parties. Any modification hereof shall be enforceable only if made in writing and executed by the party against whom such modification is sought.

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         7.  Assignability.  This Agreement and the rights  hereunder may not be assigned by either party (except by operation of law) without the prior written consent of the other.

         8. Notices. Any notice or other communication between the parties hereto shall be sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at 1 Richmond Street West, Suite 901, Toronto, Ontario M5H 2V2, Attention: [ ], or if to the Consultant, addressed to it at 365 Bay Street, Toronto, Ontario M5H 2V2, Attention: [ ], or to such address as may hereafter be designated in writing by one party to the other. Such notice or other communication shall be deemed to be given on the date of receipt.

         9. Independent Contractor. It is agreed that the Consultant is an independent contractor vis-a-vis the Company and shall have no authority to execute instruments on behalf of the Company.

         10. Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without giving effect to conflicts of laws rules of such state.

         11. Expenses. Subject to the prior approval of the Company and upon receipt of appropriate supporting documentation, the Company shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by the Consultant in connection with services rendered by the Consultant to the Company pursuant to this Agreement. Expenses payable by the Company under this Section 11 shall not include allocable overhead expenses of the Consultant, including but not limited to, secretarial charges and rent.

         12. Counterparts. This Agreement may be executed in more than one counterpart with the same effect as if the parties executing the several counterparts had each executed one counterpart.

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
                                        INFOCAST CORPORATION


                                        By:
                                            Name:
                                            Title:

Agreed and Accepted as of the date
first written above: March 22, 1999


THOMSON KERNAGHAN & CO. LIMITED

By:      /s/ Mark Valentine
         ----------------------------
         Name: Mark Valentine
         Title: Exec. V.P. & Director


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                                   SCHEDULE A

                     TO AGREEMENT DATED AS OF MARCH __, 1999
                          BETWEEN INFOCAST CORPORATION
                                       AND
                         THOMSON KERNAGHAN & CO. LIMITED

         The Consultant shall confer with the Company and its senior officers in respect of:

                  1. Providing financial consulting services and advice pertaining to the Company's business affairs.

                  2. Providing sponsorship and exposure in connection with the dissemination of corporate information regarding the Company to the investment community at large under a systematic planned approach.

                  3. Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases.

                  4.       Assisting   in   the   Company's   financial   public
                           relations, including discussions between the Company and the financial community.

                  5. Rendering advice with respect to any acquisition program of the Company.

                  6.       Rendering advice regarding a future public or private
                           offering  of   securities   of  the  Company  or  any
                           subsidiary.


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